INDEPENDENT AUDITORS' CONSENT

Securities and Exchange Commission
Washington, D.C.

We consent to the use in this Registration Statement of The Stallion Group on Form SB-2, Amendment #2 of our report dated January 5, 2005, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Cordovano and Honeck, P.C.

Cordovano and Honeck, P.C.
Denver, Colorado
January 11, 2005